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HI-SHEAR TECHNOLOGY CORPORATION
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HI-SHEAR TECHNOLOGY CORPORATION ANNOUNCES POSTPONEMENT
OF 2009 ANNUAL MEETING OF STOCKHOLDERS

For Immediate Release

September 25, 2009

Hi-Shear Technology Corporation, Torrance, CA (NYSE Amex: HSR) today announced that its 2009 Annual Meeting of Stockholders, originally scheduled to be held at 10:00 a.m. on October 30, 2009, has been postponed indefinitely.  The postponement was made in connection with the announcement, on September 16, 2009, that Hi-Shear Technology Corporation has entered into a definitive merger agreement with Chemring Group PLC (LSE: CHR), whereby Chemring will acquire Hi-Shear in an all cash transaction for $19.18 per share or approximately $132.0 million.  If the merger with Chemring is not completed, Hi-Shear intends to reschedule the 2009 Annual Meeting of Stockholders and notify stockholders of the date, time and location of the rescheduled meeting.

About Hi-Shear

Hi-Shear provides pyrotechnic, mechanical, and electronic products to prime aerospace customers for use in aerospace and defense markets where safety, performance and high reliability are essential.  It develops and produces advanced systems and products that are primarily used worldwide in space satellites, launch vehicles, national defense, and government programs.

This release contains forward-looking statements that involve risks and uncertainties.  The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) adverse changes in general economic or market conditions; (ii) the satisfaction of closing conditions, including the receipt of Hi-Shear’s stockholder approval and regulatory approvals, in connection with the proposed transaction;  (iii) fluctuations in Hi-Shear’s operating results and risks associated with trading of Hi-Shear’s stock; (iv) war or acts of terrorism; (v) the ability to attract and retain highly qualified employees; (vi) changes in government laws and regulations; and (vii) other one-time events and other important factors disclosed previously and from time to time in Hi-Shear’s filings with the U.S. Securities and Exchange Commission (the “SEC”).  Except as required by law, Hi-Shear disclaims any obligation to update any such forward-looking statements after the date of this release.

For more information regarding this release or general information about the company contact Ms. Linda A. Nespole, (310) 784-7821.